FOR IMMEDIATE RELEASE

For: Great American Financial Resources, Inc.	Contact: Mark F. Muething
250 E. Fifth Street	Executive Vice President
Cincinnati, OH 45202	513-333-5515

Web site: www.gafri.com

GREAT AMERICAN FINANCIAL RESOURCES, INC.

BOARD ELECTS ADDITIONAL DIRECTOR

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CINCINNATI, OH, March 15, 2007 Great American Financial Resources, Inc. ("GAFRI") (NYSE:GFR) announced today that its Board of Directors had elected L. Thomas Hiltz as a director of GAFRI. Mr. Hiltz was also appointed a member of the Special Committee of independent directors, to serve with Ronald G. Joseph and Joseph P. Tomain, to consider the unsolicited proposal from American Financial Group, Inc. ("AFG") to acquire all the shares of GAFRI common stock not owned by AFG. Mr. Hiltz is a private attorney and serves as a member of the Board of Directors of Applied Industrial Technologies, Inc. (NYSE:AIT) and a member of the Board of numerous charitable organizations.

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About GAFRI

GAFRI is a Cincinnati-based insurance holding company with $13 billion in assets. The Company's subsidiaries include Great American Life Insurance Company, Annuity Investors Life Insurance Company, Central Reserve Life Insurance Company, Continental General Insurance Company, United Teacher Associates Insurance Company and Loyal American Life Insurance Company. Through these companies, GAFRI markets traditional fixed, indexed and variable annuities and a variety of supplemental insurance products.